LOAN AGREEMENT (REVOLVING LINE OF CREDIT AND SECURITY AGREEMENT)

BETWEEN

AMERICA’S CHRISTIAN CREDIT UNION,

a  California state chartered credit union

AND

MINISTRY PARTNERS INVESTMENT COMPANY, LLC,

a California limited liability company

This Loan Agreement (Revolving Line of Credit and Security Agreement) is made as of September 23, 2021, by and among MINISTRY PARTNERS INVESTMENT COMPANY, LLC,  a  California limited liability company    ("Borrower"),  having its principal executive office at 915 W. Imperial Highway, Suite 120, Brea, California 92821, and AMERICA’S CHRISTIAN CREDIT UNION,  a  California state chartered credit union ("Lender"), having its principal executive office at 2100 E. Route 66, Glendora, California 91740.

RECITALS

A. Borrower is engaged in the business of making commercial real estate secured loans to churches and ministries.

B. Borrower has requested that Lender provide a revolving line of credit of up to Five Million and No/100 Dollars ($5,000,000.00) to finance its operating costs and the cost of making certain mortgage loans to churches and ministry.

C. Lender is willing to make Advances for the purposes described herein, upon and subject to the terms and conditions set forth in this Loan Agreement (Revolving Line of Credit and Security Agreement) (this "Agreement").

NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

I. DEFINITIONS.

1.1 Defined Terms. Capitalized terms defined below or elsewhere in this Agreement (including the Exhibits hereto) shall have the following meanings (defined terms may be used in the singular or the plural, as the context requires):

"Advance" means a disbursement by Lender under the Commitment, including readvances of funds previously advanced to Borrower and repaid to Lender.

"Affiliate" of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, such Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or  indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agreement" means this Loan Agreement (Revolving Line of Credit and Security Agreement), as it may from time to time be supplemented, modified, amended, or restated.

"Appraisal" means a USPAP compliant appraisal report.

"Appraised Value" means the value based on the Appraisal, for such project that the Appraisal relates.

"Approved States" means all States within the United States unless the Lender notifies Borrower that it will not accept as Collateral Commercial Mortgage Loans secured by real property located in a particular State.

"Business Day" means a day of the year other than Saturdays, Sundays, and legal holidays on which Lender is closed for business.

"Collateral" has the meaning set forth in Section 3.1.

"Minimum Collateralization Ratio" shall mean on the date of determination a minimum ratio of 1.30 to 1.00, which calculated by dividing the aggregate outstanding unpaid balances of all Pledged Mortgages to the aggregate balance of the Advances.  Except in an Event of Default, in which case the date of the determination will be any time the Lender so choses, the Lender will measure this ratio annually as of the fiscal year end or prior to the renewal of the Commitment, at Lender’s option.

"Collateral Documents" means the documents and instruments required to be delivered by Borrower as set forth in Exhibit A attached hereto.

"Commercial Mortgage Loan" means a Mortgage Loan secured by income producing commercial real estate acceptable to Lender in its sole discretion.

"Commitment" means an amount of up to and including Five Million and No/100 Dollars ($5,000,000.00).

"Effective Date" means the date upon which all conditions precedent to the effectiveness of this Agreement set forth in Article IV are satisfied.

"Eligible Mortgage Loan" means a Mortgage Loan which (i) is a Commercial Mortgage Loan, (ii) is evidenced by a Mortgage Note, (iii) is secured by a Mortgage constituting a first lien on improved real property in an Approved State and insured by a 2006 ALTA Lender’s Extended Policy satisfactory to Lender, (iv) provides for a fixed rate of interest or a rate of interest which is a specified margin over a commercially recognized index, regardless of whether a maximum or  minimum  interest  rate  is specified, (v) provides for regular monthly payments (that may change in the case of variable rate loans) in an amount sufficient to pay all accrued interest each month or provides for an interest reserve, (vi) is not in default under the loan documents for such Mortgage Loan beyond any applicable notice and cure period, (vii) does not have a prepayment penalty, (viii) has a loan to value ratio of seventy-percent (70%) or less based on a recent appraisal satisfactory to Lender, (ix)  Borrower must own fifty-percent (50%) or more of Mortgage Loan in the event the Borrower sold participation interests to other lenders; and (x) otherwise complies with the terms  and conditions of this Agreement for an Advance.

"Event of Default" means any of the conditions or events set forth in Section 7.1 hereof.

"Funding Date" means with respect to each Advance to against  an Eligible Mortgage Loan, the date of the making of such Advance.

"Guarantor"  means an individual or business entity (if any) that executes a Guaranty in connection with this Agreement.

"Guaranty" means those certain Guaranties of even date herewith executed by Guarantor in favor of Lender.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any  security interest).

"Liquidity" means Borrower’s unrestricted cash or cash equivalents approved by Lender pursuant to this Agreement.

"Liquidity Reserve" means a minimum of $10,000,000.00 of Liquidity maintained by Borrower at an account with Lender or at external institutions.

"Loan" means the loans and Advances of the Commitment from time to time made by Lender to Borrower pursuant to this Agreement and evidenced by the Secured Promissory Note.

"Loan Documents" shall mean this Agreement, the Secured Promissory Note, the Guaranty, and all other documents and instruments executed and delivered in connection with the Loan.

"Maturity Date" has the meaning specified in the Secured Promissory Note.

“Minimum Net Operating Debt Service Coverage Ratio”  means a minimum ratio of 1.00 to 1.00, which calculated by dividing the change in net assets of the Borrower  (plus depreciation/amortization and interest expense) by Borrower’s total debt service.  Total debt service is all principal and interest payments on all financial obligations of Borrower.    This ratio will be measured annually as of the fiscal year end or prior to the renewal of the Commitment, at Lender’s option.

“Monthly Collateral Report” means a monthly report provided by Borrower to Lender due at the first day of the month containing the following information: (1) Borrower’s participation interest in a Pledged Mortgage; and (2) the outstanding balance of the Pledged Mortgage pertaining to Borrower’s participation interest.

"Mortgage" means a written mortgage or deed of trust (however styled) duly recordable under applicable law creating a lien on real property to secure a Mortgage Note.

"Mortgage Loan" means a loan evidenced by a Mortgage Note and secured by a Mortgage.

"Mortgage Note" means a written promissory note (however styled) executed by a Person and made payable to the order of another Person which is secured by a Mortgage.

"Non-Usage Fee"  means a fee of one percent (1.00%) of the Commitment, or

$50,000.00.

"Obligations" has the meaning set forth in Section 3.1.

"Officer's Certificate" means a certificate executed on behalf of Borrower by the chief financial officer or such other officer of Borrower approved by Lender.

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint  ventures,  associations,  companies, trusts, banks, trust companies, land trusts,  business trusts or other  organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

"Pledged Mortgages" means all Mortgages, Mortgage Notes and other documents and instruments evidencing or securing the Mortgage Loans, including Eligible Mortgage Loans, which Borrower has pledged as Collateral for the Loan.

“Secured Promissory Note” both mean that certain Secured Promissory Note dated as of September 23, 2021 and executed by Borrower in the principal amount of Five Million and No/100 Dollars ($5,000,000.00), with all renewals, extensions, modifications, refinancings, consolidations, and substitution thereof.

"Unmatured Event of Default" means the occurrence of any event or existence of any condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

II. THE CREDIT.

2.1 The Commitment.

(a) Agreement of Lender. Subject to the terms and conditions of this Agreement, Lender agrees, from time to time from and after the Effective Date, to make Advances of the Loan to Borrower.  Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow in unlimited repetition.

(b) Use of Advances: Maximum Amount of Advances. Borrower may use an Advance of the Loan solely for the purpose of paying for the operating costs of its business and making Eligible Mortgage Loans.  The aggregate principal amount outstanding at any one time of all Advances of Pledged Mortgages shall not exceed the Commitment and the required Minimum Collateralization Ratio.

(c) Loan Balancing. Borrower shall pay to Lender within five (5) days after notice from Lender, any amounts Advanced in excess of the maximum amount of Advances set forth in Section 2.1(b)) above, as determined by Lender in its sole and absolute discretion, which payment shall be applied to the outstanding principal balance of the Secured Promissory Note.

2.2 Conditions Precedent to Advances and Procedure for Obtaining Advances.

(a) Conditions Precedent. The obligation of Lender to make any Advance is subject to the following conditions precedent:

(i) Effective Date. All of the conditions precedent set forth in Section 4.1 shall have been satisfied and the Effective Date shall have occurred.

(ii)  No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.  Furthermore, the Advance cannot cause an Event of Default such as, without limitation, a violation of the Commitment and Minimum Collateralization Ratio.

(iii) Accuracy of Representations and Warranties. All representations and warranties made herein or in any other Loan Document shall be true and correct in all material respects as of the date of each such Advance as if made on and as of such date.

(iv) Collateral Documents. Borrower shall have executed and delivered to Lender, the documents required in Exhibit A hereto (the "Collateral Documents").

(b) Additional Conditions to Advances Regarding Borrower’s Financing of a New Eligible Mortgage Loan.  Without limiting Section 2.2(a), any Advance to enable Borrower to finance a new Eligible Mortgage Loan is subject to following procedures and conditions precedent:

(i) Prior written notification to Lender that an Advance will be used, in whole or in part, to finance a new Mortgage Loan;
(ii) Lender’s determination, within five (5) Business Days of receipt of written notice, that the Advance will not cause and Event of Default, such as a breach in the Minimum Collateralization Ratio;
(iii) If the Advance will not cause an Event of Default, Borrower may proceed with the Advance without pledging any additional Collateral; and

(iv) If the Advance will cause an Event of Default, which may be cured by Borrower’s pledge of the new Mortgage Loan as Collateral or any other Eligible Mortgage Loan or any other Collateral deemed acceptable by Lender in its sole discretion (“collectively, “Additional Collateral”), then Borrower may secure the Advance by pledging the Additional Collateral and delivering the Collateral Documents to Lender.

(c) Timing of Advance. So long as all conditions precedent to an Advance have been satisfied, Lender will use reasonable efforts to make the requested Advance within five (5) Business Days.

(d) Single Indebtedness. All Advances under this Agreement shall constitute a single indebtedness and all of the Collateral shall be security for the Secured Promissory Note and for the performance of all Obligations of Borrower to Lender under the Loan Documents.

(e) Method for Advances. Lender will deposit proceeds to a Borrower's deposit account with Lender.

2.3 Evidence of Indebtedness. The Loan shall be evidenced by the Secured Promissory Note. Disbursements of the Loan shall be charged and funded under the Secured Promissory Note. In the event of any inconsistency between the Secured Promissory Note and this Agreement, the provisions of this Agreement shall prevail.

2.4 Interest. Interest at the Interest Rate shall accrue and become due and payable in Page 5 accordance with the terms of the Secured Promissory Note.

2.5 Payment of Principal and Interest. The outstanding principal balance of the Loan, together with all unpaid accrued interest thereon, and all other amounts payable by Borrower with respect to the Secured Promissory Note pursuant to the terms of any other Loan Document, shall be due and payable in accordance with the terms of the Secured Promissory Note.

2.6 Prepayment of Principal. Prepayment of the Loan shall be subject to the terms and conditions of the Secured Promissory Note.
2.7 Term. The term of the Loan shall be one (1) year from the date of this Agreement.

2.8 Auto-Renewal.  The term of the Loan shall be automatically renewed for additional one (1) year periods unless either party provides a written notice of non-renewal to the other party within ninety (90) days of the expiration of the initial term or subsequent extended term.  Either party may terminate this Agreement upon an Event of Default and after applicable cure periods pursuant to Section VII herein.

2.9 Term-Out.  If the Loan matures at the end of a term or an extended term, as applicable, Lender shall have the option to extend the maturity date of Loan for a period of five (5) years, at then current fixed market interest rate, with equal monthly principal and interest payments that amortize the outstanding balance of the Loan over an amortization period of twenty-five (25) years, and such other terms and conditions Lender may reasonably require.  If Lender wishes to exercise this option, the Lender shall not be committed to lend unless and until all of the Lender’s conditions are satisfied by Borrower.  Lender may, without limitation, require Borrower to provide additional financial statements, credit reports, appraisals, title policies, and execute additional loan documents.

III. COLLATERAL.

3.1 Grant of Security Interest. As security for the payment of all present and future Advances made or to be made by Lender to Borrower under this Agreement and as security for the performance of the Secured Promissory Note, and all obligations, indebtedness and liabilities of Borrower to Lender, due or to become due, joint or several, absolute or contingent, now existing or hereafter created, arising pursuant to, or in connection with, this Agreement (collectively, the "Obligations"), Borrower hereby grants to Lender, a security interest in and lien upon and pledge to Lender all of Borrower's right, title and interest in the following described property (collectively, the "Collateral"):

(a)	Pledged Mortgages. All Pledged Mortgages;
(b)	Payments, etc. All cash, payments and prepayments of principal, interest, penalties and other income due or to become due in respect of the Pledged Mortgages;
(c)	Other Property. All of the right, title and interest of every nature whatsoever of Borrower in and to the following:
(i) All rights, liens and security interests existing with respect to, or as security for, the Pledged Mortgages or any part thereof;

(ii) All hazard, liability, and builder's risk insurance  policies, title insurance policies (or any binders or commitments to issue any of such policies), and all condemnation proceeds and insurance proceeds with respect to or relating to any of the Pledged Mortgages;

(iii) All insurance and guarantees with respect to the Pledged Mortgages, or any binders or commitments or agreements to issue any such insurance or guarantees, and all insurance proceeds, with respect to any of the Pledged Mortgages;

(iv) All Servicing Agreements related to any of the Pledged Mortgages;
(v) All other rights and interests of the Borrower in respect of the Pledged Mortgages;

(d)Files, etc.  All files, surveys, certificates, correspondence,    appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information, and data of Borrower relating to the Pledged Mortgages, including all information, records, data, programs, tapes, discs and cards necessary to administer and service such Collateral;

(e)Other Agreements. All rights of Borrower under all oral and written purchase commitments, sales contracts, bailee agreements and other agreements and commitments covering the Pledged Mortgages;

(f) Other Rights.  All personal property, contract rights, accounts and general intangibles of any kind relating to the Pledged Mortgages, and all oral and  written purchase commitments, sales contracts and other agreements and commitments covering the Pledged Mortgages and all other documents or instruments delivered to Lender in respect of the Pledged Mortgages, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Pledged Mortgage; and

(g) Proceeds. All products and proceeds of any of the foregoing.

3.2Release of Collateral.

(a)Releases Upon Payoff of Pledged Mortgage. If a Pledged Mortgage is paid in full, Lender will release the Pledged Mortgage from the pledge created hereby, upon receipt by Lender of (i) a payment from the Borrower for the unpaid portion of the amount advanced by Lender under this Agreement with respect to such Pledged Mortgage if such Pledged Mortgage was financed by an Advance as shown on Lender's records; (ii) a payment from Borrower to apply towards the principal balance to ensure that the Commitment and Minimum Collateralization Ratio limitations are upheld; or (iii) a replacement Eligible Mortgage Loan that Borrower will pledge as Collateral for the Loan.  On a best efforts basis, Borrower shall provide a replacement Eligible Mortgage Loan in lieu of the other options stated in this paragraph if an Eligible Mortgage Loan is readily available to Borrower to provide as Collateral.

(b)Replacement Upon Default of Pledged Mortgage.  If a Pledged Mortgage is in default beyond applicable cure periods, Borrower shall promptly notify Lender of the default and cooperate with Lender to release the Pledged Mortgage from the pledge created hereby, upon receipt by Lender of (i) a payment from the Borrower for the unpaid portion of the amount advanced by Lender under this Agreement with respect to such Pledged Mortgage if such Pledged Mortgage was financed by an Advance as shown on Lender's records; (ii) a payment from Borrower to apply towards the principal balance to ensure that the Commitment and Minimum Collateralization Ratio limitations are upheld; or (iii) a replacement Eligible Mortgage Loan that Borrower will pledge as Collateral for the Loan.  On a best efforts basis, Borrower shall provide a replacement Eligible Mortgage Loan in lieu of the other options stated in this paragraph if an Eligible Mortgage Loan is readily available to Borrower to provide as Collateral.

(c) Replacement Based on Failure to Meet Eligibility Criteria.  If a Pledged Mortgage is no longer an Eligible Mortgage Loan at any point during the term of this Loan, Borrower shall promptly notify Lender of the default and cooperate with Lender to release the Pledged Mortgage from the pledge created hereby, upon receipt by Lender of (i) a payment from the Borrower for the unpaid portion of the amount advanced by Lender under this Agreement with respect to such Pledged Mortgage if such Pledged Mortgage was financed by an Advance as shown on Lender's records; (ii) a payment from Borrower to apply towards the principal balance to ensure that the Commitment and Minimum Collateralization Ratio limitations are upheld; or (iii) a replacement Eligible Mortgage Loan that Borrower will pledge as Collateral for the Loan.  On a best efforts basis, Borrower shall provide a replacement Eligible Mortgage Loan in lieu of the other options stated in this paragraph if an Eligible Mortgage Loan is readily available to Borrower to provide as Collateral.

(d)Proceeds of Sale. Notwithstanding the foregoing, Lender shall receive all proceeds from the sale or other disposition of Collateral, up to, but not in excess of the respective balance outstanding allocated to that specific Eligible Mortgage Loan.

3.3.Replacement of Collateral.  If a Pledged Mortgage is in default beyond applicable cure periods, Borrower shall promptly notify Lender.

3.4Return of Collateral at End of Commitment.  If (i) the Commitment shall have expired or been terminated and (ii) no Advances, interest or other amounts evidenced by the Secured Promissory Note or due under this Agreement shall be outstanding and unpaid,  Lender  shall  deliver  or release all Collateral in its possession to Borrower or as directed in writing by Borrower. The receipt by Borrower of any Collateral released or delivered to Borrower pursuant  to  any provision of this Agreement shall be a complete and full acquittance for  the  Collateral  so returned, and Lender shall hereafter be discharged from any liability or responsibility therefor.

3.5No  Duty to Protect Collateral.  Lender shall have no duty to Borrower or any other Person as to the collection or protection of Collateral held hereunder or any income thereon, nor as to the preservation of any rights pertaining thereto, beyond the reasonable care thereof during the time the Collateral is in the actual possession of Lender, excluding any matters arising out of Lender's gross negligence or willful misconduct. Such care as Lender gives to the safekeeping of its own property of like kind shall constitute reasonable care of Collateral when in Lender's actual possession; but Lender is not required to make presentment, demand or protest, or give notice, and need not take action to preserve any rights against prior parties, obligors, account debtors, or others, in connection with any obligation or evidence of indebtedness held as Collateral or in connection with Borrower's Obligations.  Notwithstanding any  provision  hereof to the contrary, the transmittal and delivery by Borrower to Lender of any Pledged Mortgages, Collateral Documents and other documents or instruments shall be at the sole risk and expense of Borrower and except in cases of Lender's gross negligence  or willful  misconduct,  Lender shall not be liable or obligated in any respect in the event of the loss, damage, or destruction of any Collateral Documents, Pledged Mortgages and  other documents  or instruments  or any delay  in the transmission or delivery thereof by Borrower to Lender.

IV. CONDITIONS PRECEDENT.

4.1 Closing. The obligation of Lender to make Advances and the other provisions of this Agreement that are binding upon Lender shall become effective  upon  the receipt by Lender of the following, all of which must be satisfactory in form and content to  Lender, in its reasonable discretion:

(a) Loan Documents. Lender must receive executed original versions of this Agreement, the Secured Promissory Note, and all other Loan Documents.

(b) Articles and Operating Agreement.  Copies of articles of organization and Operating Agreement of Borrower, current certificate of good standing for the state of its organization, and, if required by Lender, a current certificate of good standing for Borrower for each Approved State;

(c) Resolutions.  A resolution of the members of Borrower, authorizing the execution, delivery and performance of this Agreement, the Secured Promissory Note, and all other instruments or documents to be delivered by Borrower pursuant to this Agreement;

(d) Licenses.  Evidence satisfactory to Lender that Borrower, to the extent required by applicable law, has all necessary licenses and  approvals  to  conduct  its business and engage in the activities contemplated hereby; and

(e) Collateral Pool. Borrower shall provide all of the following items for each Pledged Mortgage:

i.	2006 ALTA Lender’s Extended Policy satisfactory to Lender insuring a first lien on improved real property in an Approved State.
ii.	Underwriting records and credit memoranda.
iii.	Appraisal reports.
iv.	Current payment history.
v.	Proof of current good standing of borrower of the Pledged Mortgage.
vi.	Proof of current insurance satisfactory to Lender.

(f) ACH Authorization.  Executed automatic clearing house (“ACH”)  payment form provided by Lender which permits Lender to originate an ACH entry from Borrower’s designated bank account to make periodic payments and to cover any fees and charges assessed by Lender pursuant to the Loan Documents.  Borrower shall provide a copy of a voided check for this purpose.

(g) Driver License.  Copies of driver licenses from all persons signing the Loan Documents and all persons authorized to request Advances and authorized to access to Borrower’s corporate checking and savings accounts with Lender.

(h) Corporate Personal Profile. Copies of corporate personal profile of all persons signing the Loan Documents and all persons authorized to request Advances and authorized to Page 9 access to Borrower’s corporate checking and savings accounts with Lender.

(i) Loan Fee. Receipt of a $12,500.00 loan fee from Borrower and such other fees and charges previously disclosed to Borrower.

(j) Other. Any other instruments or documents reasonably required by Lender.

V. REPRESENTATIONS.

Borrower hereby represents and warrants to Lender, as of the date of this Agreement, and, in all material respects, as of the date of each Advance, that:

5.1 Organization and Good Standing. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of  its formation or incorporation, has the full legal power and authority to own its respective properties and to carry on its business as currently conducted  and is duly  qualified  as a foreign corporation to do business and are in good standing in each jurisdiction in which the  transaction  of  its business makes such qualification necessary.

5.2 Authorization and Enforceability.  Borrower has the power and authority to execute, deliver and perform this Agreement, the Secured Promissory Note and all other documents contemplated hereby or thereby. Guarantor has the power and authority to execute, deliver and perform the Guaranty. The execution, delivery and performance by Borrower  of  this Agreement,  and  all other documents contemplated hereby and the borrowing hereunder and thereunder, have  been duly and validly authorized by all necessary corporate action on the part of Borrower (none of which actions have been modified or rescinded, and all of which actions are in full force and  effect) and do not and will not conflict with or violate any provision of law or of the articles of organization or operating agreement of Borrower,  conflict with or result in a breach of or constitute  a default or require any consent under, or result in the creation of any Lien upon any property or assets of Borrower, or result in or require the acceleration of any indebtedness  of Borrower  pursuant  to, any agreement, instrument or indenture to which Borrower is a party or by which Borrower or its property may be bound or affected. The execution,  delivery and  performance  by  Guarantor  of the Guaranty does not and will not conflict  with  or violate any provision  of law, or conflict with or result in a breach of or constitute a default or require any consent under,  or result  in  the creation of any lien upon any property or assets of Guarantor pursuant to any  agreement, instrument or indenture to which Guarantor is a party or by which Guarantor  or its property  may be bound or affected. This Agreement, the Secured Promissory Note and all other documents contemplated hereby or thereby and the Guaranty constitute legal, valid, and binding obligations of Borrower and Guarantor, as applicable, enforceable in accordance with their respective terms.

5.3 Approvals. The execution and delivery of this Agreement, the Secured Promissory Note, the Guaranty and all other documents contemplated hereby or thereby and the performance of Borrower's and Guarantor's respective obligations hereunder and thereunder do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority.

5.4 Financial Condition. The financial statements of Borrower and Guarantor Page 10 furnished to Lender are complete and accurate and fairly present the financial condition of Borrower and Guarantor in accordance with an income tax basis of accounting as of the date of such financial statements. Since the date of such financial statements, there has been no material adverse change in the financial condition of Borrower or Guarantor.

5.5 Licenses and Approvals. To the extent required by applicable law, Borrower, has all necessary licenses and approvals to conduct its business and engage in the activities contemplated hereby.

5.6 Litigation. There are no actions, claims, suits or  proceedings  pending,  or to the knowledge of Borrower, threatened or reasonably  anticipated  against  or  affecting Borrower or Guarantor in any court or before any arbitrator or before  any  government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of Borrower or Guarantor.

5.7 Compliance with Laws.  Neither Borrower nor Guarantor are in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of Borrower or Guarantor.

5.8 Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender, Borrower shall furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

5.9 Payment of Taxes. Borrower and Guarantor have filed or caused to be filed all federal, state, and local income, excise, property and other tax returns which are required to be filed, all such returns are true and correct, and Borrower and Guarantor have paid or caused to be paid all taxes as shown on such returns or on any assessment, to the extent that such taxes have become due.

5.10 Agreements. Neither Borrower nor Guarantor is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed to Lender.  Neither Borrower nor Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture, which default could have a material adverse effect on the business, operations, properties or financial condition of Borrower or Guarantor. No holder of any indebtedness of Borrower or Guarantor has given notice of any asserted default thereunder, and no liquidation or dissolution of Borrower or Guarantor, and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or Guarantor or any of its properties is pending, or to the knowledge of Borrower, threatened.

5.11 Transfer of Assets. Except as otherwise disclosed to Lender in writing, no assets Page 11 belonging to Borrower or Guarantor (whether or not disclosed in a financial statement or loan application to Lender) have been transferred into an asset protection trust or an irrevocable trust within two (2) years prior to the date of this Agreement.

5.12 Special Representations Concerning Collateral. Borrower hereby represents and warrants to Lender, as of the date of this Agreement and in all material respects the date of each Advance, that:

(a) Ownership. Borrower is the legal and equitable owner and holder, free and clear of all Liens, of the Pledged Mortgages. All Pledged Mortgages have been and will continue to be validly pledged or assigned to Lender, subject to no other Liens.

(b) Perfection. Lender has and will at all times have a valid, enforceable and perfected first priority security interest in each Pledged Mortgage and all Collateral relating thereto.

(c) Borrower's Authority. Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

(d) Eligible Mortgage Loans. All Eligible Mortgage Loans and related documents included in the Pledged Mortgages with respect thereto, as of any date of determination, (i) have been made in compliance with all applicable laws and regulations (including, without limitation, laws, rules and regulations of the Approved States), (ii) are and will continue to be valid and enforceable in accordance with their terms, without defense or offset, (iii) have not, except as disclosed in writing, been modified or amended nor have any requirements thereof been waived, (iv) have been fully advanced by Borrower in the face amount thereof, (v) are first Liens on the premises described therein, and (vi) are not in default beyond applicable cure periods.

(e) Insurance Policies. Borrower will require  all  mortgagors  to  provide fire and casualty policies covering the premises encumbered by each Mortgage included in the Pledged Mortgages which  will have or will  (1) name  and will continue to name Borrower as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available.

(f) Flood Insurance. Borrower will require all mortgagors of Pledged Mortgages located in a special flood hazard area where  special flood insurance is required by the Flood Disaster Protection Act of 1973, as amended, to be and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

VI. AFFIRMATIVE COVENANTS.

Borrower agrees that so long as the Commitment is outstanding or there remain any Obligations of Borrower to be paid or performed under this Agreement or under the Secured Promissory Note, Borrower will comply with the following covenants.

6.1Payment of Secured Promissory Note. Borrower shall punctually pay or cause to be paid the principal of, interest on and all other amounts payable hereunder and under the Secured Promissory Note in accordance with the terms thereof.

6.2Financial Statements and Other Reports. From time to time, with reasonable promptness, Borrower shall deliver to Lender such information regarding the business, operations, properties and/or financial condition of Borrower and the status of the Pledged Mortgages as Lender may reasonably request.

6.3Maintenance of Existence; Conduct of Business. Borrower shall preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business; conduct its business in an orderly and efficient manner; and to make no material and adverse change in the nature or character of its business.

6.4  Transfers/Change of Control. Unless otherwise agreed by to Lender in writing,  Borrower shall not transfer any of its membership interest which in the aggregate exceeds twenty-percent (20%) of the total membership interest or if such transfer will result in a change in management of the Borrower.

6.5  Sale of Assets; Merger. Borrower shall not, without the consent of Lender, sell, transfer, lease, lend or otherwise dispose of (whether in one transaction or in a series of related transactions) all of its assets or any substantial part of its assets excluding any asset which is not pledged as collateral under this Agreement; and Borrower will not consolidate with or merge into any other Person without the consent of Lender, which  consent  may  be granted or withheld in Lender's reasonable discretion.

6.6 Financial Statements and Reports.

(a) As soon as available, and in any event within one hundred twenty  (120) days after the end of each fiscal year, Borrower shall furnish to Lender a copy of financial statements of Borrower consisting of a balance sheet, income statement, and statement of cash flows, audited by a Certified Public Accountant, for such period.  Such financial statements must reflect all operations and activities of Borrower (including any special contributions or campaigns).

(b) As soon as available, and in any event within  thirty  (30) days  of the date filed (including any extensions thereof) with the Internal Revenue Service,  Borrower shall furnish to Lender complete copies of the annual federal income tax returns of Borrower, together with all schedules and K-1s attached thereto.

(c) At the end of each quarter, Borrower shall provide Lender copies of 10-Q reports filed with the Securities and Exchange Commission.

6.7 Financial Covenants.

(a)Minimum Net Operating Debt Service Coverage Ratio. At all times during the term of the Loan, the Borrower shall maintain a Minimum Net Operating Debt Service Coverage Ratio of not less than 1.00 to 1.00 (the "Required DSCR").  The foregoing covenant shall be tested by Lender annually as of the fiscal year end or prior to the renewal of the Commitment, at Lender’s option.

(b)Minimum Collateralization Ratio.  At all times during the term of the Loan, the Borrower shall maintain the Minimum Collateralization Ratio of not less than 1.30 to 1.00.  Except in an Event of Default, in which case the date of the determination will be any time the Lender so choses, the Lender will measure this covenant annually as of the fiscal year end or prior to the renewal of the Commitment, at Lender’s option.

(c)Liquidity Reserve.  At all times during the term of the Loan, the Borrower shall maintain a Liquidity Reserve of not less than $10,000,000.00.  The foregoing covenant shall be tested by Lender annually as of the fiscal year end or prior to the renewal of the Commitment, at Lender’s option.

(d)Monthly Collateral Report.  At all times during the term of the Loan, Borrower shall provide Lender with a Monthly Collateral Report.

6.8 Compliance with Applicable Laws. Borrower shall comply with the requirements of all applicable laws, rules, regulations  and  orders  of any governmental  authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition; Borrower shall maintain all permits, licenses and approvals necessary or desirable for Borrower to maintain and conduct the business of Borrower contemplated hereby, including, without limitation, all such permits, licenses and approvals necessary to conduct such business in each state in which Borrower makes or acquires, or proposes to make or acquire.

6.9.Inspection of Properties and Books.  Borrower shall permit authorized representatives of Lender, upon request by Lender to Borrower, to discuss the business and operations of Borrower with its officers and employees, to discuss the assets and financial condition of Borrower with its officers and employees, and to examine its books and records and make copies or extracts thereof, all at such reasonable times as Lender may request.

6.10Notice. Borrower shall give prompt written notice to Lender of (a) any action, suit or proceeding instituted by or against Borrower or Guarantor in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), or any such proceedings threatened against Borrower or Guarantor, the  outcome  of which could have a material adverse effect upon Borrower's or Guarantor's business, operations, assets or financial condition, (b) the filing, recording or assessment  of any federal,  state or local tax lien for delinquent taxes against Borrower or Guarantor or any of their respective assets, (c) the occurrence of any known Event of Default hereunder, and (d) the occurrence of  any material adverse change in the business, operations, assets or financial condition of Borrower or Guarantor.

6.11Payment of Debt, Taxes, etc. Borrower shall pay and perform all Obligations of Borrower promptly and in accordance with the terms thereof  and  pay  and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its income, receipts or properties before the  same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any  part thereof and which, in each case, may reasonably be expected to result  in  any  material  and adverse change in the business, operations, assets, or financial condition of Borrower; provided, however, that Borrower shall not be required to pay taxes, assessments  or governmental  charges or levies or claims for labor, materials or supplies for which Borrower shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued.

6.12Payment of Expenses. Borrower hereby authorizes Lender to pay any reasonable expenses, charges and levies required to be paid hereunder (other than such expenses, charges and levies as are being contested in good faith and by proper proceedings), notwithstanding that Borrower may not  have  requested  Lender  to make such payments, to the extent that if not paid such expenses, charges and levies could, in Lender’s reasonable opinion have a material and adverse effect on the Collateral or on the existence, perfection or priority of Lender's security interest therein. Lender may make such payments notwithstanding the fact that Borrower is in default under the terms of this Agreement. Such payments shall be added to the outstanding principal balance of the Secured Promissory Note and shall be due and payable on demand. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such payments.

6.13Other Loan Obligations. Borrower shall perform all obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which Borrower is bound or to which any of its property is subject and which may reasonably  be expected to result in any material and adverse change in the business, operations, assets, or financial condition of Borrower, and will promptly notify Lender in writing of the cancellation or reduction of any of its other financing warehousing lines of credit or agreements with any other lender.

6.14Use of Proceeds of Advances. After the Effective Date, Borrower shall use Advances solely for the purpose of making Eligible Mortgage Loans and paying for operating expenses.

6.15Insurance. Insurance protecting Borrower against loss or losses from liability imposed by law or assumed in any written contract and arising from personal injury, including bodily injury or death, with a limit of liability of not  less  than  $1,000,000.00  (combined single limit for personal injury and property damage) and an umbrella excess liability policy in an amount not less than $2,000,000.00 protecting Borrower  against any loss or liability  or damage for personal injury, including bodily injury or death, or  property  damage.  Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

6.16 Special Covenants Concerning Collateral.

(a) Ownership; Perfection Liens. Borrower warrants and will  defend the right, title and interest of Lender in and to the Pledged Mortgages against the claims and demands of all persons whomsoever and shall take all action necessary to assure that Lender has and will at all times have a valid and perfected first priority security interest in each Pledged Mortgage.

(b) Financing Statements; Further Assurances.    By signing this Agreement, Borrower  authorizes Lender to file such Uniform Commercial Code financing statements, amendments and continuation statements in all appropriate jurisdictions with respect to the Collateral as Lender may require.   Borrower agrees to pay all taxes, fees and costs (including reasonable attorney's fees) paid or incurred by Lender in connection with the preparation, filing or recordation thereof. Borrower will not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Lender.  Borrower also shall authorize, execute  and/or  deliver  to  Lender  such further instruments of sale, pledge or assignment or transfer, and such powers of attorney exercisable upon the occurrence and  during the continuation  of an Event of Default,  as required by Lender, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Lender under this Agreement.  Lender  shall  have all the rights  and remedies of a secured party under the Uniform Commercial Code of the State of California, or any other applicable law, in addition to all rights provided for herein.

(c) No Sale, Assignment or Encumbering. Borrower shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement), any of the Collateral or any interest therein except as otherwise permitted hereby.

(d) No Rate Management Transactions Related to Collateral. The Borrower shall not enter into any Rate Management Transaction in connection with the Collateral or any interest therein.

6.17Collection Rights.  Except as otherwise set forth herein, and unless any Event of Default has occurred, Borrower shall be entitled to receive and collect directly all sums payable in respect of the Collateral, in a manner not inconsistent with the terms of this Agreement. Upon the occurrence of an Event of Default, Lender shall thereafter be entitled to receive and collect all sums payable in respect of the Collateral pursuant to Section 7.2(b) of this Agreement.

6.18Usage Requirements.  If average balance of the Advances is less than forty percent (40%) of the Commitment during any period of the term of the Loan, measured at the end of the term and extended term (as applicable), Lender may assess a Non-Usage Fee which shall become additional indebtedness under the Loan.  The Non-Usage Fee may not be assessed more than once per fiscal year.

6.19Errors and Omissions. Borrower hereby covenants and agrees that it shall, within ten (10) days of a request by Lender, comply with any request by Lender to correct documentation errors, omissions or oversights, if any, that occur in any documentation relating to the Loan.

6.20Mortgage Loan Borrower Consent. If required by the Pledged Mortgages, Borrower shall cause the mortgagor of each Pledged Mortgage to execute and deliver a consent in which such mortgagor acknowledges and consents to the assignment of the applicable Mortgage Loan to Lender.

6.21Appraisals. If required by law or banking regulations, or if an Event of Default exists under the Loan, Lender shall have the right to order Appraisals of any property which is collateral for one or more Pledged Mortgage from time to time from an appraiser selected by Lender, which Appraisals shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Lender in all material respects. Borrower agrees to pay the cost and expense for all Appraisals and reviews thereof ordered by Lender pursuant to this Section.

6.22Transfer of Assets. Neither Borrower nor Guarantor will  transfer  any assets into an asset protection trust or an irrevocable trust while any indebtedness is owing to Lender, without Lender's prior written consent.

VII. DEFAULTS; REMEDIES.

7.1 Events of Default. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

(a) Failure to Pay.

(i) Failure of Borrower to pay any installment of interest or principal when due; or

(ii) Failure of Borrower to pay any other amount due under this Agreement within ten (10) days after the date it is due and such failure continues for ten (10) Business Days after written notice from Lender to Borrower; or

(b) Breach of Representations and Warranties.  Any of Borrower's or Guarantor's representations or warranties made herein or in any  statement  or certificate  at any time given by Borrower or Guarantor  in writing pursuant hereto or in connection  herewith shall  be false or misleading in any material respect on the date made or renewed; or

(c) Other Defaults. Borrower shall default in the performance of or compliance with any other covenant or other term contained in this Agreement; or

(d) Failure to Pay Other Indebtedness. Failure of Borrower to pay amounts due to Lender (after expiration of any applicable notice and cure periods) in regard to any other indebtedness heretofore or hereafter issued, assumed, guaranteed, contracted for or incurred; or

(e) Insolvency, etc. Borrower or Guarantor shall admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower or Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for Borrower or Guarantor or for all or substantially all of its  property;  or  Borrower or Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement:, readjustment of debts, dissolution, liquidation, or similar proceedings relating to Borrower or Guarantor under the laws of any jurisdiction; or

(f) Receivership, etc. A receiver, trustee or similar officer shall be appointed for Borrower or Guarantor or for all or substantially all of its property without the application or consent of Borrower or Guarantor and such appointment shall  continue undischarged for a period of sixty (60) days; or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against Borrower or Guarantor without  its consent, and shall remain undismissed for a period of sixty (60) days; or

(g) Judgments. Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of $1,000,000.00, which liability for such amount Page 17 is not fully covered by insurance held by Borrower, shall be entered or filed against Borrower or Guarantor or any of its assets and shall remain undischarged,  unvacated,  unbonded  or unstayed for a period of thirty (30) days or in any event  later  than  five (5) days prior to the  date of any proposed execution sale thereunder; or

(h) Dissolution. Any order, judgment or decree  shall  be  entered against Borrower or Guarantor decreeing the dissolution or split  up of Borrower  or  Guarantor  and such order shall remain undischarged or unstayed  for a period  in excess  of thirty  (30) days; or

(j) Challenge to Borrower's Obligations. Borrower shall purport to disavow its Obligations hereunder or shall contest the validity or enforceability hereof; or Lender's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; excluding, however, matters arising out of Lender's actions or inactions taken in connection with the enforcement of the Loan Documents or on the Collateral; or

(k) Rate Management. The occurrence or existence of any default, event of default or other similar condition or event with respect to any Rate Management Transaction; or

(l) Other Default. An Event of Default shall occur under any other Loan Document.

7.2 Remedies.

(a) Acceleration. Upon the  occurrence  and continuation  of  an Event of Default, at Lender's option, the unpaid principal amount of and accrued interest  on the Secured Promissory Note shall become due and payable automatically, subject to any required notice, grace or cure periods set forth in the Loan Documents, without further presentment, demand or other requirements  of any kind, all of which are hereby expressly waived by Borrower.

(b) Other Remedies. Upon the occurrence and continuation of an Event of Default, Lender may also do any of the following:

(i) Enforcement of Security Interest. Foreclose upon or otherwise enforce its security interest in and the Lien on the Collateral to secure all payments and performance of obligations owed by Borrower under this Agreement.

(ii) Notification of Obligors. Notify all obligors  of  the Collateral that the Collateral has been assigned to Lender and that all payments thereon are to be made directly to Lender or such other party as may be designated  by Lender;  enforce  payment and prosecute any action or proceeding with respect to any and all the Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in such Collateral by any available judicial process and sell property acquired as a result of any such foreclosure.

(iii) Servicing. Act, or contract with a third party to act, as servicer of each item of Collateral requiring servicing, such third party's fees to be paid by Borrower.

(iv) UCC Remedies. Exercise all rights and remedies of a secured Page 18 creditor under the Uniform Commercial Code of the State of California, including but not limited to selling the Collateral at public or  private  sale.  Lender  shall  give Borrower  not less than ten (10) days' notice of any such public sale or of the date after which private sale may  be held. Borrower agrees that ten (10) days' notice shall be reasonable notice. At any such sale the Collateral may be sold as an entirety or in separate parts, as Lender may determine. Lender may, without notice or publication, adjourn any public or private sale or cause the  same  to  be  adjourned from time to time by announcement at the time and place fixed  for the sale,  and such sale may be made at any time or place to which  the same may be adjourned.   In case of any sale   of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender  shall  not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Lender may, however, instead of exercising the power of sale herein conferred  upon it, proceed  by a suit or suits at law or in equity to collect all amounts due hereunder or to foreclose the pledge and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both. Borrower hereby waives any claims it may have against Lender arising by reason of the fact that the price at which the Collateral may have been sold  at a private  sale was less than the price which might have been obtained at a public sale, or  was  less  than  the  aggregate amount of the  indebtedness  outstanding  hereunder.  Borrower  and  Lender acknowledge that pursuant to the UCC, any disposition of the Collateral will be done in a commercially reasonable manner in accordance with, and subject to the UCC.

(v) Direct Action. Proceed against Borrower on the Secured Promissory Note.

(vi) Suspension of Advances. Cease making any further Advances.

(vii) Other Commitments. Terminate any commitments contained in any agreement between Lender and Borrower to make any further loans or advances.

(viii) Other Acceleration. Declare immediately due and payable any one or more of all other debts or obligations of Borrower to Lender.

(ix) Other Remedies. Otherwise exercise its rights and remedies available hereunder or under applicable law.

(x) Receiver. Obtain the appointment of a receiver of the business and assets of Borrower.

(c) Waivers.   Subject to applicable law, Borrower waives any right to require Lender to (i) proceed against any Person, (ii) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or (iii) pursue any other remedy in its power.

(d) Protection of Lien.  Lender may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority    of , or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of  delinquent taxes or assessments and insurance premiums, to the extent permitted  by such Mortgage.  All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become part of the principal balance outstanding under the Secured Promissory Note and shall accrue interest at the rate or rates specified in the Secured Promissory Note.

(e)  No Waivers.  No failure on the part of Lender to exercise, and no delay in exercising any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right, power  or remedy provided hereunder, at law or in equity  preclude any other or further  exercise thereof  or the exercise of any other right, power or remedy.  The remedies  herein  provided  are cumulative and are not exclusive of any remedies provided at law or in equity.

Application of Proceeds.  The proceeds  of any  sale or  other  enforcement of Lender's security interest in all or any part of the Collateral shall be applied by Lender:

First, to the payment of late charges and any other amounts due (other than principal and interest) under the Secured Promissory Note or this Agreement;

Second, to the payment of interest accrued and unpaid on the Secured Promissory Note;

Third, to the payment of the outstanding' principal balance of the Secured Promissory Note; and

Fourth, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Lender's agents and counsel, and  all expenses,  liabilities and advances made or incurred by or on behalf of Lender in connection therewith;

Finally, to the payment to Borrower or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Secured Promissory Note and all other amounts  due hereunder,  Borrower shall remain liable for any deficiency.

7.4 Lender Appointed Attorney-in-Fact.  Lender is hereby appointed the attorney-in-fact of Borrower, effective from and after the occurrence and during the continuation of an Event of Default, with full power of substitution, for the purpose of executing any instruments and performing other acts which Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Lender shall have the right and power to give notices of its security interest in the Collateral to any Person, in the name of the holder of the Pledged Mortgages, or to receive, endorse and collect all checks made payable to the order of Borrower representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages and to give full discharge for the same.

VIII.	NOTICES.

Notices given by electronic mail ("e-mail") are encouraged as a courtesy  but are not effective for purposes of complying with this Section, regardless of whether actually received by the recipient. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered mail or certified  mail, postage prepaid, return receipt requested, through the United States Postal Service to the addresses specified below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail shall be deemed given when actually received or when delivery thereof  is confirmed  or  refused.  Any party may, by notice to the others pursuant to this Section, specify a different address for notice purposes. Any notice required to be given under this Agreement shall be addressed as follows:

To Lender:	America’s Christian Credit Union
Attn: Darren Thompson, Vice President/Chief Lending Officer
2100 E. Route 66
Glendora, California 91740
E-mail: dthompson@americasccu.com

To Borrower:	Ministry Partners Investment Company, LLC
Attn: Joseph W. Turner, Jr., President & Chief Executive Officer
915 W. Imperial Highway, Suite 120
Brea, California 92821
E-mail: Joseph.Turner@ministrypartners.org

IX.REIMBURSEMENT OF EXPENSES; INDEMNITY.

Borrower shall:

(a)pay all out-of-pocket costs and expenses of Lender, including reasonable attorneys' fees, in connection with the negotiation, documentation, closing, filing, and recording, for the origination of the transactions contemplated in this Agreement; pay all out-of-pocket costs and expenses including reasonable attorneys' fees, in connection with the enforcement of this Agreement, the Secured Promissory Note, and other documents and instruments related hereto and the repayment of the Advances and the payment of interest thereon;

(b) upon demand, pay, and hold Lender and any holder of the Secured Promissory Note harmless of, from, for or against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save Lender  and the holder  or holders of the Secured Promissory Note harmless from and against any and all liabilities with respect to or resulting from  any delay or omission to pay such taxes;

(c) upon demand, indemnify, pay and hold  harmless  Lender  and any of its officers, directors, employees or agents and any subsequent holder of the Secured Promissory Note of, from, for and against any and all liabilities, obligations losses, damages, penalties, judgments, suits, costs, expenses (including reasonable attorney's fees) and disbursements of  any  kind  whatsoever  arising out of or relating to this Agreement, including without limitation,

(i) any suit, claim or demand on account of any action or failure to act by Borrower;
(ii) any suit, claim or demand arising or relating to the failure of any Eligible Mortgage Loan to be made in full compliance with applicable laws and regulations;
(iii) any other claims, defense, or offsets with respect to any Pledged Mortgage or the failure of any Pledged Mortgage to otherwise comply with the provisions of this Agreement; and

(iv) any suit, claim or demand arising of any actual or alleged disposal, generation, measure, presence, processing, production, release, storage, transportation, treatment, or use of any and all nuclear, toxic, radioactive or other hazardous waste on any property encumbered by any of the Pledged Mortgages regardless of whether intentional, negligent, or accidental.

X. MISCELLANEOUS.

10.1 Terms Binding Upon Successors; Survival of Representations. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of Borrower shall survive the making of any Advance and the execution of the Secured Promissory Note, and shall be effective so long as the Commitment is outstanding or there remains any obligation of Borrower hereunder or under the Secured Promissory Note to be paid or performed.

10.2 Assignment. This Agreement may not be assigned by Borrower. This Agreement and Note, along with Lender's security interest in any or all of the Collateral, may, at any time, be transferred or assigned, in whole or in part, by Lender, and any assignee thereof may enforce this Agreement,  the Secured Promissory Note and such interest.  Lender  shall use its reasonable  efforts  to provide Borrower with notice of any such transfer or assignment: provided, however, that Lender's failure to provide such notice shall not in any way invalidate such transfer or  assignment  or otherwise constitute a breach by Lender of its obligations pursuant to this Agreement, and any payments made or performance rendered by Borrower to Lender prior to Borrower’s receipt of such notice shall be deemed to have been duly made or rendered under this Agreement.

10.3 Amendments. This Agreement may not be amended, modified or supplemented except in a writing signed by the parties hereto.

10.4 GOVERNING LAW. THIS  AGREEMENT  HAS  BEEN  DELIVERED IN CALIFORNIA, AND SHALL BE CONSTRUED  IN  ACCORDANCE  WITH  AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

10.5 ARBITRATION.  BORROWER AND LENDER AGREE THAT ALL DISPUTES, CLAIMS AND CONTROVERSIES BETWEEN THEM WHETHER INDIVIDUAL, JOINT, OR CLASS IN NATURE, ARISING FROM THIS AGREEMENT, THE NOTE, THE LOAN DOCUMENTS OR OTHERWISE, INCLUDING WITHOUT LIMITATION CONTRACT AND TORT DISPUTES, SHALL BE ARBITRATED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT AT THE TIME THE CLAIM IS

FILED, UPON REQUEST OF EITHER PARTY.  NO ACT TO TAKE OR DISPOSE OF ANY COLLATERAL SHALL CONSTITUTE A WAIVER OF THIS ARBITRATION AGREEMENT OR BE PROHIBITED BY THIS ARBITRATION AGREEMENT.  THIS INCLUDES, WITHOUT LIMITATION, OBTAINING INJUNCTIVE RELIEF OR A TEMPORARY RESTRAINING ORDER; INVOKING A POWER OF SALE UNDER ANY DEED OF TRUST OR MORTGAGE; OBTAINING A WRIT OF ATTACHMENT OR IMPOSITION OF A RECEIVER; OR EXERCISING ANY RIGHTS RELATING TO PERSONAL PROPERTY, INCLUDING TAKING OR DISPOSING OF SUCH PROPERTY WITH OR WITHOUT JUDICIAL PROCESS PURSUANT TO ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE.  ANY DISPUTES, CLAIMS, OR CONTROVERSIES CONCERNING THE LAWFULNESS OR REASONABLENESS OF ANY ACT, OR EXERCISE OF ANY RIGHT, CONCERNING ANY COLLATERAL, INCLUDING ANY CLAIM TO RESCIND, REFORM, OR OTHERWISE MODIFY ANY AGREEMENT RELATING TO THE COLLATERAL, SHALL ALSO BE ARBITRATED, PROVIDED HOWEVER THAT NO ARBITRATOR SHALL HAVE THE RIGHT OR THE POWER TO ENJOIN OR RESTRAIN ANY ACT OF ANY PARTY.  BORROWER AND LENDER AGREE THAT IN THE EVENT OF AN ACTION FOR JUDICIAL FORECLOSURE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 726, OR ANY SIMILAR PROVISION IN ANY OTHER STATE, THE COMMENCEMENT OF SUCH ACTION WILL NOT CONSTITUTE A WAIVER OF THE RIGHT TO ARBITRATE, AND THE COURT SHALL REFER TO ARBITRATION AS MUCH OF SUCH ACTION, INCLUDING COUNTERCLAIMS, AS LAWFULLY MAY BE REFERRED TO ARBITRATION.  JUDGMENT UPON ANY AWARD RENDERED BY ANY ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.  NOTHING IN THIS AGREEMENT SHALL PRECLUDE ANY PARTY FROM SEEKING EQUITABLE RELIEF FROM A COURT OF COMPETENT JURISDICTION.  THE STATUTE OF LIMITATIONS, ESTOPPEL, WAIVER, LACHES, OR SIMILAR DOCTRINES WHICH WOULD OTHERWISE BE APPLICABLE IN AN ACTION BROUGHT BY A PARTY SHALL BE APPLICABLE IN ANY ARBITRATION PROCEEDING, AND THE COMMENCEMENT OF AN ARBITRATION PROCEEDING SHALL BE DEEMED THE COMMENCEMENT OF AN ACTION FOR THESE PURPOSES.  THE FEDERAL ARBITRATION ACT SHALL APPLY TO THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS ARBITRATION PROVISION.

10.6 CONSENT TO JURISDICTION. SUBJECT TO SECTION 10.7, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN CALIFORNIA  IN  ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN OR ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES  ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY  SUCH  SUIT,  ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT  IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE  OF  THE  LENDER  INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY  ARISING  OUT  OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN

A COURT IN CALIFORNIA.

10.7 JURY WAIVER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS AGREEMENT, THE SECURED PROMISSORY NOTE OR ANY OF THE OTHER  LOAN  DOCUMENTS.  IT  IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER  OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER  IS  KNOWINGLY,  WILLINGLY  AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY  REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIYER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE  REPRESENTED  BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THIS PROVISION  IS A MATERIAL   INDUCEMENT  TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

10.8 WAIVER OF SPECIAL DAMAGES. TO THE  EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT,  AND  HEREBY WAIVES, ANY CLAIM AGAINST LENDER, ON ANY THEORY OF LIABILITY FOR SPECIAL INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITII, OR AS A RESULT OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOAN OR THE USE OF PROCEEDS THEREOF, EXCLUDING MATTERS ARISING OUT OF LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

10.9 Patriot Act Provisions. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

(a) IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding  of terrorism  and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including  any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for  Borrower:  When  Borrower  opens  an  account,  if Borrower is an individual, Lender will ask for Borrower's name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender  to  identify Borrower and, if Borrower is not an individual, Lender will ask for Borrower's name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask,  if Borrower  is an  individual,  to see Borrower's  driver's license or other identifying documents and, if Borrower is not an individual, to see Borrower's legal organizational documents or other identifying documents.

(b) Government Regulation. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting  business with Borrower, or (b) fail to provide documentary and other evidence of Borrower's identity as  may be requested by Lender at any time to enable Lender to verify Borrower's identity or to  comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

10.10 Participations. Provided Lender is, at all times, the lead lender in any loan participation, Lender shall have the right at any time to grant participations in all or any part of the Loan or the Secured Promissory Note to one or more participants, without notice to Borrower, and without Borrower's consent or approval. With Borrower's prior written consent, which consent shall not be unreasonably withheld or delayed, Lender shall the right to sell all or any part of the Loan or the Secured Promissory Note to one or more assignees. Notwithstanding the foregoing, if an Event of Defaults exists and is continuing, then Lender shall have an unlimited right to sell all or any part of the Loan or the Secured Promissory Note to one or more assignees. Borrower hereby acknowledges that any sale of the Loan will give rise to a direct obligation of Borrower to each such assignee. Subject to all applicable confidentiality and privacy requirements, Lender may disseminate any information, it now has or hereafter obtains pertaining to the Loan, including any security for the Loan and credit or other information on the Pledged Mortgages, Borrower, any of Borrower's principals and any guarantor, to any actual or prospective assignee or participant, to Lender's affiliates, to any regulatory body having jurisdiction over Lender and to any other parties as necessary or appropriate in Lender's reasonable judgment.

10.11 Pledge by Lender. Lender may at any time pledge a security interest in all  or any portion of its rights under this Agreement to secure obligations of  Lender,  including without limitation any pledge to secure obligations to a Federal Reserve Bank; provided that no such pledge of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee for Lender as a party hereto.

10.12 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

10.13 Time is of the Essence. Time is of the essence of this Agreement.

10.14 Attorneys' Fees. Borrower agrees to pay all costs of enforcement and collection and preparation for any Event of Default or any action taken by Lender (including, without limitation, reasonable attorneys' fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, arbitration, or court proceedings (whether at the trial or appellate level)), together with interest thereon from the date of demand at the default interest rate,  subject  to any applicable  court or arbitration awarding fees to the prevailing party under applicable law.

10.15 Survival. The representations, warranties, and covenants of the Borrower and the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

10.16 Entire Agreement. This Agreement and the documents referred to in this Agreement represent the entire agreement between, and reflect the reasonable expectations of, Borrower and Lender with respect to the subject matter hereof.

10.17 Waiver of Defenses and Release of Claims. The undersigned hereby (i) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against the Obligations owing by the undersigned, or by the undersigned's affiliates or principals, to Lender or Lender's affiliates, nor any claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) releases Lender and Lender's affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender's affiliates. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.

BORROWER:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC,

a California limited liability company

By:  /s/ Joseph W. Turner, Jr.

Name: Joseph W. Turner, Jr.

Title:  President & Chief Executive Officer

By:  /s/ Brian Barbre

Name: Brian Barbre

Title:   SVP & Chief Financial Officer

LENDER:

AMERICA’S CHRISTIAN CREDIT UNION,

a California state chartered credit union

By:  /s/ Darren M. Thompson

Name: Darren M. Thompson

Title: VP/Chief Lending Officer

EXHIBIT A COLLATERAL DOCUMENTS

Borrower shall fully and completely satisfy the following with regard to each Pledged Collateral:

A. Required Deliveries. Borrower shall have delivered to Lender, or Lender's duly authorized collateral agent:

1. Mortgage Note. The original Mortgage Note evidencing the indebtedness secured by the applicable Eligible Mortgage Loan, duly executed by the mortgagor along with any subsequent allonges.

2. Allonge & Endorsement.  An (i) allonge endorsement to Lender, in form and substance satisfactory to Lender, of the Mortgage Note, duly executed by Borrower; and (ii) an  endorsement in blank from Borrower or a special endorsement from Borrower to Lender, in form and substance satisfactory to Lender, stamped on the Mortgage Note, and duly executed by Borrower.  (If Lender returns the Collateral to Borrower in accordance with this Agreement, Lender shall follow this same protocol in transferring the right to enforce the Mortgage Note to Borrower).

3. Mortgage. The original recorded Mortgage  securing  the Mortgage  Note, or a conformed copy of the Mortgage securing the Mortgage Note certified by Borrower to be a true and complete copy of the original which is being or has been recorded. The certified copy of the Mortgage must be a photocopy which shows due execution by the individual(s) who has (have) executed the corresponding Mortgage Note. The Mortgage  must  accurately  describe  the Mortgage Note which it is intended to secure, and the Mortgage must be prepared in accordance with the local recording requirements.

4. Guaranties. The original guaranty agreements, if any, relating to the Mortgage Note.

5. Assignment.  A duly executed assignment to Lender of the Mortgage,  of the indebtedness secured thereby, and of all documents and rights related to the applicable Mortgage Loan, including the right to any casualty insurance  proceeds or condemnation  awards, in form and substance satisfactory to Lender. This instrument must accurately describe the Mortgage which it is intended to assign, must be prepared in accordance with local recording requirements, and be otherwise satisfactory in form and substance to Lender. Lender may record each such assignment in its sole discretion.

6. Mortgage Asset Summary. A face sheet submitted with respect to each Mortgage showing the location, type, and status upon which such Mortgage constitutes a lien.

B. Other Deliveries. Borrower shall deliver to Lender, or Lender’s duly authorized collateral agent:

Exhibit A – Collateral Documents                                                                                                                                                                      A-1

1.Title Insurance. A copy of the loan policy of title insurance in favor of original mortgagee, in the amount of the original principal balance of the Eligible Mortgage Loan, or, with respect to each Eligible Mortgage Loan which is being contemporaneously funded with the proceeds of the Loan, a preliminary title report.    The preliminary title binder or commitment or report must obligate the title insurance company to issue a policy insuring that the related Mortgage is a valid first or second lien, as applicable, on the premises described in the related Mortgage.

2.Appraisal. A copy of the Appraisal of the real property securing the eligible Mortgage Loan, which Appraisal shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Lender in all material respects.

3.Insurance.  If required by Lender, certificates of all fire and casualty insurance policies, in form and issued by companies reasonably satisfactory to Lender, covering the premises covered by each Pledged Mortgage, including, if required by Lender, insurance against flood hazards and, if the property is located in a flood zone, both (i) a "flood letter" signed by the borrower under the applicable Pledged Mortgage, and (ii) a certificate of the insurance underwriter evidencing the same, certifying that such insurance is in full force and effect. The policy must stipulate that losses are payable in favor of either Lender or Borrower and its assigns.

Exhibit A – Collateral Documents                                                                                                                                                                      A-2